Exhibit 99.1

FOR IMMEDIATE RELEASE

Sequenom Contacts:
Marcy Graham	Jakob Jakobsen
Senior Director, Investor Relations & Corp Comm	Media Contact
Sequenom, Inc.	Chandler Chicco Agency
858-202-9028	310-309-1003
mgraham@sequenom.com	jjakobsen@chandlerchiccocompanies.com

SEQUENOM ANNOUNCES PROPOSED OFFERING OF

$100 MILLION OF CONVERTIBLE SENIOR NOTES

SAN DIEGO, Calif. – September 10, 2012 - Sequenom, Inc. (NASDAQ: SQNM) today announced that it intends to offer, subject to market and other considerations, $100.0 million aggregate principal amount of Convertible Senior Notes due 2017 (the “Convertible Notes”) in a private offering. Sequenom also intends to grant to the initial purchasers of the Convertible Notes a 30-day option to purchase up to an additional $20.0 million aggregate principal amount of the Convertible Notes solely to cover over-allotments, if any. Sequenom intends to use the net proceeds from the offering to fund the commercialization of the MaterniT21 PLUS laboratory-developed test, as well as for other general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general administrative expenses.

The Convertible Notes will be the senior, unsecured obligations of Sequenom and will accrue interest payable semiannually in arrears. The Convertible Notes will be convertible at any time prior to the third trading day immediately preceding the maturity date, at the option of the holders, into shares of Sequenom’s common stock. The interest rate, conversion rate, conversion price and other terms of the Convertible Notes will be determined at the time of pricing of the offering.

The offering is being made to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Neither the Convertible Notes nor any shares of Sequenom’s common stock issuable upon conversion of the Convertible Notes have been or are expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Sequenom

Sequenom, Inc. (NASDAQ: SQNM) is a life sciences company committed to improving healthcare through revolutionary genetic analysis solutions. Sequenom develops innovative technology, products and diagnostic tests that target and serve discovery and clinical research, and molecular diagnostics markets. The company was founded in 1994 and is headquartered in San Diego, California.

Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this press release, including statements regarding Sequenom’s expectations with respect to the proposed offering, the over-allotment option related to the offering, certain anticipated terms of the Convertible Notes, the anticipated manner of the offering and the anticipated use of proceeds from the offering, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties related to whether Sequenom will offer the Convertible

Notes or consummate the offering on the expected terms, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed offering, and other risks detailed from time to time in Sequenom’s filings with the Securities and Exchange Commission, including without limitation its Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2012. These forward-looking statements are based on current information that may change and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Sequenom undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

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